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                                                                    EXHIBIT 10.6
                                    AGREEMENT
                                    ---------

         THIS AGREEMENT is made and entered into this _____ day of________, 2000, by and between the PREMIERWEST BANCORP, an Oregon corporation, BANK OF SOUTHERN OREGON, an Oregon-chartered bank and corporation, and Neil Zick, hereinafter referred to as "EMPLOYEE";

                              W I T N E S S E T H:
                              --------------------
R E C I T A L S :
-----------------

         1. PREMIERWEST BANCORP and BANK OF SOUTHERN OREGON are parties to an Agreement and Plan of Merger and Share Exchange with United Bancorp, an Oregon corporation, and Douglas National Bank, a national bank and wholly owned subsidiary of United Bancorp, which agreement is dated as of October 7, 1999, and amended as of December 14, 1999. Under the Agreement and Plan of Share Exchange. (i) BANK OF SOUTHERN OREGON will become a wholly owned subsidiary of PREMIERWEST BANCORP and shareholders of BANK OF SOUTHERN OREGON will instead be and become shareholders of PREMIERWEST BANCORP; (ii) BANK OF SOUTHERN OREGON will change its name to "PremierWest Bank" effective upon completion of the holding company reorganization and the other transactions contemplated by the Agreement and Plan of Merger and Share Exchange; (iii) United Bancorp will merge with and into PREMIERWEST BANCORP; and (iv) Douglas National Bank will merge with and into BANK OF SOUTHERN OREGON.

         2. EMPLOYEE has the necessary expertise and experience and is willing to serve as the Executive Vice President/Chief Administrative Officer of the BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP.

         For the reasons recited above and in consideration of the following mutual promises and covenants, the parties hereby agree as follows:

                                   SECTION ONE
                                   EMPLOYMENT

         BANK of SOUTHERN OREGON and PREMIERWEST BANCORP hereby employs EMPLOYEE to act as the Executive Vice President/Chief Administrative Officer of BANK OF SOUTHERN OREGON and PREMIER WEST BANCORP. EMPLOYEE hereby accepts such employment upon the terms and conditions hereinafter set forth. This Agreement supersedes and extinguishes any rights that EMPLOYEE has or may have under the change of control retention agreement between EMPLOYEE and United Bancorp and Douglas National Bank.

                                   SECTION TWO
                               TERMS OF EMPLOYMENT

         The term of employment shall begin on the date in the year 2000 that the acquisition of United Bancorp by PREMIERWEST BANCORP becomes effective under the terms of the Agreement and Plan of Merger and Share Exchange and shall extend for two (2) years thereafter unless sooner terminated as provided for herein. This Agreement shall not be effective if the acquisition of United Bancorp by PREMIERWEST BANCORP does not become effective under the Agreement and Plan of Merger and Share Exchange during the year 2000.

                                  SECTION THREE
                                  COMPENSATION

         For all the services to be rendered by EMPLOYEE to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, in any capacity, including those services provided as Executive Vice President/Chief Administrative Officer or any other duties of similar nature assigned to EMPLOYEE by the directors of BANK OF SOUTHERN OREGON and/or PREMIERWEST BANCORP, BANK OF SOUTHERN OREGON and


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PREMIERWEST BANCORP agrees to pay EMPLOYEE a salary of $140,000 per year for the two-year term of this Agreement. This shall be referred to as the "basic salary". Such basic salary shall be paid to EMPLOYEE in semimonthly installments of $5,833.34 on the 15th of each month and on the last day of each month. The first such semimonthly installment of $5,833.34 shall be paid on the 15th of the first month in the year 2000 that the term of this Agreement commences and the same bi-monthly installments of $5,833.34 shall be paid thereafter during the term of this Agreement. EMPLOYEE's initial salary payment shall be prorated.

                                  SECTION FOUR
                                     DUTIES

         EMPLOYEE accepts employment with BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP on the terms and conditions set forth in this Agreement, and agrees to devote his full time employment to the performance of his duties under this Agreement. Such duties include, but are not limited to: 1) all data processing functions including, but not limited to, ATM, internet banking, mainframe processing, proof processing, communications, liaison for bank operations; 2) property management, purchasing and supplies; and 3) customer service.

         EMPLOYEE shall perform such specific duties and shall exercise such specific authority as may be assigned to EMPLOYEE from time to time by the Board of Directors of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP. In performing such duties, EMPLOYEE shall be subject to the direction and control of the Executive Management of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP. EMPLOYEE further agrees that in all aspects of such employment EMPLOYEE shall comply with all applicable laws and regulations and with the policies of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP from time to time established and shall perform his duties faithfully, intelligently and honestly to the best of his ability and in the best interest of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP.

                                  SECTION FIVE
                               ADDITIONAL BENEFITS

         In addition to the basic salary set forth above Bank agrees to provide EMPLOYEE with the following benefits:

         A. EMPLOYEE will receive fringe benefits offered to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP employees. These include health insurance coverage, participation in incentive compensation and 401(k) plans, sick leave benefits and paid vacation benefits. The terms and conditions of such benefits shall be as established from time to time by the board of directors of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP. Notwithstanding the foregoing, EMPLOYEE will be allowed not less than four weeks of paid vacation per year on the terms and conditions provided in BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP's vacation pay benefit plan. EMPLOYEE will be evaluated for possible bonus concurrently with other executives.

         B. In accordance with its policies and procedures established from time to time by its board of directors, BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP will reimburse EMPLOYEE for reasonable business expenses, including travel expenses.

         C. EMPLOYEE is currently utilizing vehicle provided to him by employer. When said car is in need of replacement, as determined in the sole discretion by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP will purchase a vehicle for use by EMPLOYEE during the term of his employment. The vehicle shall have a maximum cost of $35,000.00. BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP will pay all expenses associated with the maintenance, repair and operation of the vehicle, including insurance coverage. EMPLOYEE's year end W-2 will include the value of the personal use of the vehicle as required by IRS regulations.



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                                   SECTION SIX
                                   TERMINATION

1) EMPLOYEE acknowledges that he is an "at will" employee and that he may be dismissed at any time, with or without cause, for any reason whatsoever. EMPLOYEE may terminate this Agreement, at any time, for any reason whatsoever, upon written notice to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP. For the purposes of this Agreement, termination of EMPLOYEE's employment by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP for cause shall include, but is not limited to, the following:

         A. EMPLOYEE fails or refuses to comply with the policies, standards, and regulations of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP as established by the Board of Directors from time to time.

         B. EMPLOYEE commits an act of insubordination, fraud, dishonesty, material misconduct, gross negligence, gross neglect of his duties, continued and repeated insobriety, or conviction of any crime constituting a felony;

         C. Conduct which is seriously prejudicial to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP including, but not limited to, neglect of duty or breach of this Agreement.

         D. EMPLOYEE suffers a permanent disability. For the purposes of this Agreement "permanent disability" shall be defined as EMPLOYEE's inability due to physical or mental illness, or other cause, to perform the essential job functions and duties of EMPLOYEE under this Agreement for a period of 90 days. Permanent disability shall be determined by a licensed physician hired by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP.

         E. The death of EMPLOYEE. In the event of the death of EMPLOYEE, BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP shall pay to EMPLOYEE's estate the salary which would be otherwise payable to EMPLOYEE through the end of the month in the month in which EMPLOYEE's death occurs.

         F. A violation of the State of Oregon or Federal Banking Rules and Regulations of such a nature as to disqualify EMPLOYEE from his duties as set forth herein.

         In the event EMPLOYEE is terminated from employment by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP for cause, or in the event EMPLOYEE quits the employment of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP without cause, then EMPLOYEE will not be entitled to any severance pay or other benefits following the date of termination.

2) For the purposes of this Agreement, termination by EMPLOYEE for cause shall include, but is not limited to, the following:

         A. EMPLOYEE suffering a permanent disability as defined above.

         B. EMPLOYEE is required by the Board of Directors of Bank to perform any illegal or fraudulent act.

         C. A breach by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP of the provisions of this Agreement.

3) In the event (1) EMPLOYEE's employment is not renewed at the expiration of this agreement; (2) EMPLOYEE is terminated by Bank without cause; or (3) EMPLOYEE quits with or without cause; then EMPLOYEE shall be entitled to the following benefits:



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         A. The payment of $8,333.34 per month for the 12 months following the date of termination. Said payments shall be paid semimonthly in accordance with BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP's customary payroll practices and deductions shall be made by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP as required by law. In the event EMPLOYEE dies before receiving all severance payments provided for herein, such remaining payments, if any, shall be paid to EMPLOYEE's estate or heirs at law as the case may be.

         B. In the event of a sale or change of control of the BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, the guaranteed payment will be reduced by the amounts received by EMPLOYEE through non-competition payments and/or other benefits and payments made by the succeeding or acquiring entity. EMPLOYEE will be entitled to any additional compensation received by EMPLOYEE after credit to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP for guaranteed payments.

         C. Payment of these benefits is contingent upon EMPLOYEE signing a complete release of liability to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP for termination of his employment and all claims arising through the date of termination of his employment, said release to be in the form attached hereto as Exhibit "A". Notwithstanding the above, if EMPLOYEE goes to work for or consults with another entity which is in competition with BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, then BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP will not be required to make any further payments hereunder unless EMPLOYEE's competitive work or consultation is not primarily located in Jackson or Douglas County and does not result in the disclosure or utilization of any information relating to customer lists, prices, secrets, advertising, loans, accounts, or any other confidential information, knowledge or secrets that EMPLOYEE acquired from BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP or any of its affiliates or subsidiaries.

                                  SECTION SEVEN
                                     NOTICES

         Written notice shall be deemed to have been received by the respective parties when mailed by both first class and certified mail, return receipt requested to the following addresses:

BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP
P.O. Box 40
Medford, OR  97501

EMPLOYEE
P. O. Box 1414
Roseburg, OR 97470

         These addresses will remain in effect until the respective party has notified the other in writing of a change of address.

                                  SECTION EIGHT
                                  RESTRICTIONS

         In the event EMPLOYEE's employment is terminated for any reason or no reason at all or if EMPLOYEE's employment is not extended upon the expiration of the term of this Agreement, for a period of one (1) year after such termination or expiration of this agreement, EMPLOYEE agrees that the following restrictions and limitations shall apply to him:

         A. EMPLOYEE will not, on behalf of himself or on behalf of any other person, firm, corporation, limited liability company or any other entity, call on any of the customers of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP in any county where BANK OF SOUTHERN OREGON and PREMIERWEST


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BANCORP maintains an office or branch, or of any of its affiliates or subsidiaries for the purpose of soliciting services and/or providing to any of the customers any banking services or other products or services provided by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, nor will he, in any way, directly or indirectly, for himself or on behalf of any other person, firm, corporation, limited liability company or other entity, solicit, divert or take away any customer of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, its affiliates or subsidiaries. For the purposes of this Agreement the phrase "call on" includes, but is not limited to, contacting a customer in person, by telephone, by facsimile transmission, by letter, by electronic transmission or by any other means calculated to make contact with such customer of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP.

         B. EMPLOYEE will not, on behalf of himself or on behalf of any other person, firm, corporation, limited liability company or any other entity, solicit or hire any of the employees of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP or any of its affiliates or subsidiaries.

         C. EMPLOYEE will not, directly or indirectly (1) be employed with; (2) be a partner, officer, member, or director of; or (3) own any interest in; any banking business or in any other business that competes with a business conducted by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP within Jackson and Douglas Counties of the State of Oregon and in any other county in which BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP maintains a full service branch.

         EMPLOYEE acknowledges that the covenants set forth in this section do not impose unreasonable restrictions or work a hardship on EMPLOYEE, are essential to the willingness of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP to employ EMPLOYEE, are necessary and fundamental to the protection of the business conducted by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, and are reasonable as to scope, duration, and territory.

                                  SECTION NINE
                            CONFIDENTIAL INFORMATION

         Except for required disclosures to the SEC, both during and after termination of employment, EMPLOYEE agrees, that in addition to any other limitation contained in this Agreement, regardless of the circumstances of the termination of employment, he will not communicate to any person, firm, corporation, limited liability company or other entity, any other information relating to customer lists, prices, secrets, advertising, loans, accounts, nor any confidential knowledge, information or secrets that EMPLOYEE may from time to time acquire with respect to the business of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, or any of its affiliates or subsidiaries. EMPLOYEE agrees upon termination of his employment that he will not retain originals or copies of any of the business records, information or documents of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, in any form whatsoever, including but not limited to information on computer disks and hard drives.

         Notwithstanding the above, disclosure is authorized only when done in the course and scope of EMPLOYEE's employment or as required by law.


                                   SECTION TEN
                                INJUNCTIVE RELIEF

         EMPLOYEE hereby acknowledges that the services to be rendered under this Agreement are of unique, special and extraordinary character that would be difficult or impossible for BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP to replace, and by reason of such difficulty, EMPLOYEE hereby agrees that for violation of any of the provisions of this Agreement, BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP shall, in addition to any of the rights or remedies available under this Agreement, at law or otherwise,

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be entitled to an injunction to be issued by a court of competent jurisdiction enjoining and restraining EMPLOYEE from committing any violation of this Agreement and EMPLOYEE hereby consents to the issuance of such injunction.

                                 SECTION ELEVEN
        COMMUNICATIONS TO BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP

         A. From the time this Agreement commences until the termination of this Agreement, EMPLOYEE shall communicate and channel to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, whether acquired by EMPLOYEE before or during the term of this Agreement; provided, however, that nothing under this Agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

         B. Any such information communicated to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP as stated above shall be and remain the property of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP, in spite of the subsequent termination of this Agreement.

                                 SECTION TWELVE
                                 BINDING EFFECT

         This Agreement shall be binding upon the parties hereto, their heirs, assigns, personal representatives and successors in interest. This Agreement may be assigned to and assumed by any successor in interest of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP upon its approval.

                                SECTION THIRTEEN
                                  GOVERNING LAW

         The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon. The parties agree that exclusive venue and jurisdiction shall lie in Jackson County, Oregon.

                                SECTION FOURTEEN
                                  CREATIVE WORK

         EMPLOYEE agrees that all creative work and work product including, but not limited to, all technology, business management tools, processes, software, patents, trademarks, copyrights developed by EMPLOYEE during the term of this Agreement, irrespective of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP. In any event, I assign to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP or its designated successor or assignee, all rights, title and interest, whether by way of copyright, trade secret, trademark, patent or otherwise, in all such work and/or work product, whether or not the same is subject to protection by patent, trademark, or copyright laws.

                                 SECTION FIFTEEN
                                ENTIRE AGREEMENT

         This Agreement, the policies and procedures including personnel policies adopted by BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP's Board of Directors, shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement. Notwithstanding the above, the Board of Directors of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP shall have the right to unilaterally modify, amend and/or revise its policies and procedures including its personnel policies.

                                 SECTION SIXTEEN
                            MODIFICATION OF AGREEMENT

         Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or any authorized representative of each party.

                                SECTION SEVENTEEN
                                    NO WAIVER

         The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                                SECTION EIGHTEEN
                                  ATTORNEY FEES

         Any dispute concerning the interpretation or enforcement of this Agreement shall be resolved by mandatory and binding arbitration in which the Oregon Rules of Civil Procedure will govern discovery. The prevailing party shall be awarded its reasonable attorney fees.

                                SECTION NINETEEN
                                TIME OF EXECUTION

         EMPLOYEE acknowledges that this Agreement has been executed prior to the time that EMPLOYEE actually commenced working as Executive Vice President/Chief Administrative Officer of BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP.

                                 SECTION TWENTY
                                 REPRESENTATIONS

         After _________ __, 2000, EMPLOYEE represents and warrants to BANK OF SOUTHERN OREGON and PREMIERWEST BANCORP that there are no employment contracts or other contractual obligations to which EMPLOYEE is subject which prevents EMPLOYEE from entering into this Agreement or from fully performing EMPLOYEE's duties under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                          BANK OF SOUTHERN OREGON and
                                          PREMIERWEST BANCORP


                                          By______________________________
                                          Its:____________________________

                                          EMPLOYEE




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                                          ---------------------------------
                                          Neil Zick